UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2017

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1401 Lawrence St., Ste. 1200 Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)

(303) 312-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

CoBiz Financial Inc. (the “Company”) held its annual meeting of shareholders on April 27, 2017,  where the shareholders elected eleven directors to serve for a one-year term; approved, on a nonbinding basis, executive compensation for the fiscal year ending December 31, 2016; ratified, on a nonbinding basis, the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and voted to reject a shareholder proposal to adopt a policy to require an independent chairman.

The results of the votes were as follows:

1Shareholders elected the following nominees to serve as directors of the Company for a one-year term:

Nominee	For	Withheld	Abstain	Broker non-votes
Steven Bangert	34,968,702	398,329	1,370	2,712,997
Michael B. Burgamy	35,281,507	81,987	4,907	2,712,997
Michael G. Hutchinson	35,171,943	185,270	11,188	2,712,997
Evan Makovsky	31,480,179	3,885,237	2,985	2,712,997
Richard L. Monfort	35,307,272	58,144	2,985	2,712,997
Douglas L. Polson	35,314,895	46,037	7,469	2,712,997
Mary K. Rhinehart	35,297,251	64,296	6,854	2,712,997
Noel N. Rothman	35,271,603	88,481	8,317	2,712,997
Bruce H. Schroffel	35,323,688	35,534	9,179	2,712,997
Timothy J. Travis	35,202,175	159,607	6,619	2,712,997
Mary Beth Vitale	35,224,356	137,191	6,854	2,712,997

2Shareholders approved, on a nonbinding basis, executive compensation for the fiscal year ending December 31, 2016:

For	35,161,175
Against	197,241
Abstain	9,985
Broker non-votes	2,712,997

3Shareholders ratified, on a nonbinding basis, Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	38,063,677
Against	14,393
Abstain	3,328

4Shareholders rejected a shareholder proposal to adopt a policy to require an independent chairman:

For	8,246,605
Against	27,101,724
Abstain	20,072
Broker non-votes	2,712,997

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.

(Registrant)

Date: May 2, 2017	/s/	Lyne Andrich
Lyne Andrich
EVP and CFO
CoBiz Financial Inc.